                        SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 27, 1998
                                                        --------------


                             20th Century Industries
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


   CALIFORNIA                          0-6964                95-1935264
-------------------------------------------------------------------------------
 (State or other jurisdiction     (Commission File      (IRS Employer
  of incorporation)                  Number)             Identification Number)


6301 Owensmouth Avenue, Suite 700, Woodland Hills             91367
-------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code         (818) 704-3700
                                                          --------------


(Former name or former address, if changed since last report)    Not applicable
                                                                 --------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.


Pursuant to the Investment and Strategies Alliance Agreement between Registrant and American International Group, Inc., ("AIG"), as approved by Registrant's common shareholders on December 15, 1994, on July 27, 1998, AIG exercised 16,000,000 Series A Warrants at a purchase price of $9.10 per share of the Registrant's common stock for total proceeds to the Registrant of $145.6 million. AIG also tendered to Registrant 224,750 shares of the Series A Preferred Stock for conversion to 19,836,714 shares of Registrant's common stock. As a result of these common stock issuances, AIG currently owns 44,243,868 shares of common stock, or 50.51% (44,261,520 shares of common stock, or 50.53% on a diluted basis).

In connection with AIG's exercise of the Series A Warrants and conversion of the shares of Series A Preferred Stock, the Registrant has entered into preliminary discussions with AIG concerning possible changes in the composition of the Registrant's Board to reflect AIG's increased ownership of common stock as a result of such exercise and conversion.

News release dated July 27, 1998 is attached.


ITEM 5.  OTHER EVENTS.


On July 29, 1998, Registrant received a letter dated July 29, 1998 from Gregory M. Shepard, President of American Union Financial Corporation, advising Registrant that Gregory M. Shepard and Tracy M. Shepard as ultimate parent entities of American Union Financial Corporation and its subsidiaries, Direct Auto Insurance Company and American Union Life Insurance Company ("American Union"), had, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, made a filing with the United States Federal Trade Commission and the United States Department of Justice for the $15 million notification threshold thereunder. The filing aggregates the 4,850,000 shares of Registrant's common stock currently held and an unknown number of shares of Registrant's common stock which may be acquired by Gregory M. Shepard and Tracy M. Shepard (or entities controlled by them), depending on market conditions and pending receipt of the necessary regulatory approvals.

                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              20th Century Industries
                              (Registrant)



Date:  August 10, 1998        By: /s/ Margaret Chang
                                  -----------------------
                                     Margaret Chang